Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement of PDI, Inc. on Form S-8 (File No. 333-61231) and in the Registration Statement of PDI, Inc. on Form S-3 (File No. 333-50024) of our report dated February 13, 2003, on our audits of the financial statements of PDI, Inc. as of December 31, 2002 and 2001, and for the years ended December 31, 2002, 2001 and 2000, which report is included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP


Florham Park, New Jersey
March 10, 2003